Exhibit 99.1
FOR IMMEDIATE RELEASE:
EquipmentShare Raises 2026 Financial Outlook on Strong Customer Demand
and Authorizes $500 Million Share Repurchase Program
Midpoint Full-Year Rental Segment(1) Revenue Growth Outlook Increased to 33% from 29%
COLUMBIA, MO. — July 9, 2026 — EquipmentShare.com Inc (Nasdaq: EQPT) (“EquipmentShare” or the
“Company”), a leader in connected jobsite technology and one of the largest construction equipment rental providers in the United States, today announced that, driven by continued strong customer demand, sustained fleet utilization, disciplined execution, and better-than-expected financial performance through the first half of the year, the
Company is raising its full-year 2026 financial guidance. Reflecting the Board of Directors’ (the “Board”) belief and confidence in the Company’s long-term outlook and disciplined capital allocation strategy, the Board also authorized a new share repurchase program allowing the Company to purchase up to an aggregate of $500 million of the Company’s Class A common stock with an expiration date of December 31, 2028.
“Our customers continue to choose EquipmentShare because our technology-enabled rental platform helps them work more productively and more efficiently,” said Jabbok Schlacks, Founder and CEO. “That demand is translating into stronger-than-expected financial performance across our business during the second quarter, giving us the confidence to raise our full-year outlook. We are executing our strategy, continuing to take market share, expanding margins driven primarily by maturing rental locations and generating leading returns on invested capital.”
“The share repurchase authorization reflects our disciplined approach to capital allocation and our confidence in
EquipmentShare’s long-term outlook,” Mr. Schlacks continued. “This authorization provides us with the flexibility to repurchase shares opportunistically over time as market conditions warrant. We remain committed to maintaining our leverage and liquidity targets while continuing to invest in the fleet, technology, and strategic initiatives that support our long-term objective of reaching 700 rental locations and $20 billion of OEC(2) under management by
2030. With approximately $2.6 billion(3) of expected liquidity at the end of the second quarter, we believe we have ample financial flexibility to execute our long-term plan.”
Updated Full-Year 2026 Outlook
Supported by strong momentum heading into the second half of the fiscal year, EquipmentShare has raised its full-year 2026 financial expectations as follows:
________________
(1)Refers to the Equipment Rental and Services Operations segment.
(2)Refers to Original Equipment Cost.
(3)Reflects estimated cash, cash equivalents, and undrawn availability on the Company's asset-based lending facility on June 30, 2026, plus
$1.3 billion of net bond proceeds funded on July 1, 2026.
Exhibit 99.1

	Year Ending		Year Ending
	December 31, 2026		December 31, 2026
($ in millions, except for full-service rental locations)	(Current Guidance)		(Prior Guidance)
	Low	High	Low	High
OEC(2)	$10,577	$11,627	$10,150	$11,200
Full-Service Rental Locations(4)	427	435	427	435
Total Revenue	$5,254	$5,682	$5,147	$5,575
Rental Segment(1) Revenue	$3,472	$3,748	$3,366	$3,642
OWN Program Payouts	$929	$985	$906	$962
Adjusted Core EBITDA(5)	$1,946	$2,058	$1,883	$1,995
Gross Rental Capex	$2,664	$2,886	$2,281	$2,503
Net Rental Capex	$980	$1,060	$839	$919
OWN Program % of OEC	55%	60%	55%	60%
________________
(4)The Company anticipates the total number of mature rental site locations within our Rental Segment to be 264 sites by the end of 2026, up from 186 for the year ended December 31, 2025.
(5)Adjusted Core EBITDA is a non-GAAP measure. See “Non-GAAP Financial Measures” for additional information on non-GAAP financial measures. Includes $224 - $240 million of Sales Segment EBITDA.
Balance Sheet Strength and Capital Management
EquipmentShare remains committed to maintaining a strong balance sheet and disciplined financial policy with second quarter expected pro forma liquidity of approximately $2.6 billion(3). The Company expects to execute repurchases opportunistically while remaining within its targeted leverage framework and preserving flexibility to invest in fleet, technology and strategic growth initiatives.
Share Repurchase Authorization
Repurchases of shares may be made from time to time through open market transactions at prevailing market prices, in privately negotiated transactions, in block trades and through other legally permissible means. Any decision to repurchase shares will be subject to market conditions and other factors, including legal and regulatory restrictions and required approvals, up to the aggregate amount authorized by the Board. The repurchase program does not obligate the company to acquire any specific number of shares and may be suspended or terminated at any time.
About EquipmentShare
Founded in 2015 and headquartered in Columbia, Missouri, EquipmentShare (Nasdaq: EQPT)  is a nationwide construction technology and equipment solutions provider dedicated to transforming the construction industry through innovative tools, platforms and data-driven insights. By empowering contractors, builders and equipment owners with its proprietary technology, T3®, EquipmentShare aims to drive productivity, efficiency, and collaboration across the construction sector. With a comprehensive suite of solutions that includes a fleet management platform, telematics devices and a best-in-class equipment rental marketplace, EquipmentShare continues to lead the industry in building the future of construction. For more information, visit
www.equipmentshare.com.
Forward-Looking Statements
This press release includes certain “forward-looking statements” for purposes of United States federal and state securities laws. Forward-looking statements are statements other than statements of historical fact and can be identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,”
“might,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative of these terms and similar expressions intended to identify forward-looking statements. These forward-looking statements. which include statements regarding EquipmentShare’s share repurchase program and guidance for the fiscal year, are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond
EquipmentShare’s control, including but not limited to, risks and uncertainties related to economic, market or
Exhibit 99.1
business conditions, the construction equipment rental industry, our operational locations and the size of our managed fleet, the ability to execute on our expansion strategy, and other risks and uncertainties. For a further list and description of such risks and uncertainties, please refer to EquipmentShare’s filings with the Securities and
Exchange Commission available at www.sec.gov. All forward-looking statements, expressed or implied, included in this press release are made as of the date of this press release and are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, EquipmentShare disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Non-GAAP Financial Measures
This press release contains certain financial information that is not presented in accordance with GAAP. Non-
GAAP financial measures should not be used as a substitute for the corresponding GAAP measures. Non-GAAP measures in this presentation may be calculated in a way that is not comparable to similarly-titled measures reported by other companies. Non-GAAP measures in this presentation include, but are not limited to “Adjusted Core
EBITDA” and certain ratios and other metrics derived therefrom. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of the Company’s profitability, liquidity or performance under GAAP. We cannot provide a reconciliation between the expected non-
GAAP measures and the most directly comparable GAAP measures for the period reflected above because certain significant information required for such reconciliation is not available without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amounts of these items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results.
Core EBITDA is defined as the sum of Equipment Rental and Services Operations Segment EBITDA and
Equipment Sales Segment EBITDA. The Company believes Core EBITDA is meaningful to investors because it reflects the profitability of our two core segments.
Adjusted Core EBITDA is defined as Core EBITDA adjusted for new market start-up costs attributable to new locations less than twelve months old. The Company believes Adjusted Core EBITDA is meaningful to investors as it is the primary operating performance measure used by the Company to assess its core operating performance.
Adjusted Core EBITDA can also be calculated as EBITDA less amortization and non-cash stock compensation expense, other (income) expense, (gain) loss on sale of properties and other assets, and All Other Segment Adjusted
EBITDA, plus the sum of OWN Program payouts, equipment and vehicle operating lease expense, loss (gain) on debt extinguishment, and new market startup costs. Adjusted Core EBITDA reflects the Company’s underlying operating performance by excluding items unique to the Company’s organic growth and financing strategy such as
(i) OWN program payouts and (ii) new market startup costs. As a capital-light fleet growth model, the OWN
Program enables third-party participants to own rental equipment deployed and managed by EquipmentShare. When the equipment rents, OWN Program participants receive a portion of the rental revenue generated by the equipment.
When equipment is included in the OWN Program rather than purchased and owned or leased directly by the
Company, depreciation and interest expense associated with that equipment are reduced, while OWN Program payouts are recorded as cost of revenues. This shift increases cost of revenues and decreases depreciation and interest expense. Excluding OWN Program payouts assists investors in evaluating the Company’s business and performance relative to industry peers as no other company uses a similar model.
New market startup costs reflect the upfront investments required to support our continued geographic expansion. As the only large-scale equipment rental provider that is fully focused on organic growth, excluding new market startup costs provides greater transparency with respect to the Company’s financial condition and results of operation as it enhances comparability with industry peers.
These non-GAAP financial measures should be considered supplemental to and are not a substitute for financial information prepared in accordance with GAAP. Our use of the terms Core EBITDA and Adjusted Core EBITDA
Exhibit 99.1
may vary from the use of similar terms by other companies in our industry and accordingly may not be comparable to similarly titled measures used by other companies.
Investor Relations Contact:
ir@equipmentshare.com
Media Contact:
press@equipmentshare.com
###